Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

David Goldenberg (for Higher One Holdings, Inc.)

202.277.7349 or david.goldenberg@resoluteconsulting.com

Higher One Announces Sale to Blackboard Affiliate for $5.15 per Share

All-Cash Sale Price Represents 37.3% Premium and Values Higher One Equity at $260 million

Culmination of Strategic Alternatives Process First Announced in December 2015

NEW HAVEN, Conn., June 30, 2016 - Higher One Holdings, Inc. (NYSE: ONE) (“Higher One”) announced today it has entered into a definitive agreement to sell the company to an affiliate of Blackboard, the world’s leading education technology company, for $5.15 in cash per share. The all-cash sale price represents a 37.3% premium over the closing price of the Higher One Holdings shares on June 29, 2016 and an equity value of $260 million.

“Today’s announcement is the culmination of a strategic review process undertaken by our Board of Directors, with the assistance of senior management and financial and legal advisors, as first announced in December 2015. After contacting approximately 60 potential bidders and multiple rounds of competitive bidding and negotiations, Higher One is confident the substantial all-cash premium offered by this transaction maximizes shareholder value and is in the best interest of our shareholders, customers and employees,” said Paul Biddelman, chairman of the Higher One Board of Directors. “Following up on the successful consummation of the sales of the data analytics business and the refunds disbursements business, the Board is pleased to be able to approve this transaction to deliver cash-certain value into the hands of our shareholders.”

“Today’s announcement marks another milestone of success for the Higher One team and our shareholders,” added Marc Sheinbaum, CEO of Higher One. “Our management team and employees have been exceptional over the last year in balancing support for the efforts of the Board and company leadership to maximize value for shareholders through the pursuit of strategic transactions with attention to the maintenance and growth of our strong operations.”

The acquisition will allow for future integration of Higher One’s CASHNet platform providing secure bill presentment, online and in-person payments, and student payment plan services with the Blackboard Transact business line. CASHNet serves over 700 campuses and millions of students nationwide.

Transaction Details

Under the terms of the merger agreement, which has been unanimously approved by the boards of directors of Winchester Acquisition Corp., a newly formed subsidiary of Blackboard Inc.’s ultimate parent company, and Higher One. Winchester Acquisition Corp. will commence a tender offer for all outstanding shares of common stock of Higher One at a price of $5.15 in cash per share of Higher One. Following the consummation of the tender offer, Higher One shares not tendered in the tender offer will be converted in a second-step merger into the right to receive the same $5.15 in cash per share paid in the tender offer. The closing of the tender offer and the second-step merger are subject to customary conditions, including the valid tender of a majority of outstanding shares of common stock of Higher One and receipt of antitrust clearance, and is expected to occur in the third quarter of 2016. There is no financing condition to the consummation of the tender offer or the second-step merger.

Raymond James served as financial advisor and Cleary Gottlieb Steen & Hamilton LLP served as legal advisor to Higher One.

Additional Information

The tender offer described in this news release has not yet commenced. This news release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any securities. Winchester Acquisition Corp. (“Purchaser”), a direct wholly-owned subsidiary of an entity (“New Holdco”) that is wholly owned by the holding company that owns Blackboard Inc., intends to file with the Securities and Exchange Commission (the “SEC”) a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, and Higher One Holdings, Inc. (“Higher One”) intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. New Holdco, Purchaser and Higher One intend to mail these documents without charge to Higher One stockholders. Investors and shareholders should read those filings carefully when they become available as they will contain important information about the tender offer. Those documents may be obtained without charge at the SEC’s website at www.sec.gov when they become available. The offer to purchase, solicitation/recommendation statement, and related materials when they become available may also be obtained without charge by contacting D.F. King & Co., Inc., the information agent for the tender offer, toll-free at (800) 884-5101 (banks and brokers call (212) 269-5550).

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements concerning New Holdco, Purchaser, Blackboard and its other affiliates, Higher One and the proposed transaction, which describe or are based on current expectations. Actual results may differ materially from these expectations. Any statements that are not historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” “will,” and similar expressions) should also be considered to be forward-looking statements. Such forward-looking statements include the ability of New Holdco, Purchaser and Higher One to complete the transactions contemplated by the merger agreement, including the satisfaction of the conditions to the transaction set forth in the merger agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; the possibility that various conditions to the consummation of the tender offer or the merger may not be satisfied or waived; the effects of disruption from the transactions on the respective businesses of Blackboard and Higher One and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, customers and other business partners; and other risks and uncertainties pertaining to the business of Higher One detailed in its filings with the SEC from time to time. Forward-looking statements in this news release should be evaluated together with the many uncertainties that affect the respective businesses of Blackboard and Higher One, including, in the case of Higher One, those mentioned in the risk factors and other cautionary statements in Higher One’s Annual Report for fiscal year 2015 on Form 10-K, Quarterly Report for the quarter ended March 31, 2016 on Form 10-Q, and in other reports filed with the SEC. The reader is cautioned not to rely unduly on these forward-looking statements. New Holdco, Purchaser, Blackboard and its other affiliates, and Higher One expressly disclaim any intent or obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About Higher One, Inc.

Higher One, Inc., which is a wholly-owned subsidiary of Higher One Holdings, Inc. and doing business as CASHNet®, is a leading payments technology provider for higher education headquartered in New Haven, Connecticut with offices in Oakland, California; Atlanta, Georgia and Chennai, India. The company’s CASHNet Payment Platform, which has been trusted for nearly 30 years, has helped college and university campuses implement PCI-compliant processes for simplifying electronic billing, accepting payments all over campus, offering flexible tuition payment plans and creating online storefronts. Higher One supports more than 700 college and university campuses and millions of students across the U.S. Visit www.higherone.com to learn more.

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